EXHIBIT 13

                          Scudder, Stevens & Clark Ltd.
                               175 Federal Street
                                Boston, MA 02110

                                                 July 24, 1986

Scudder Global Fund, Inc.
345 Park Avenue
New York, NY 10154

Gentlemen:

     Please be advised that the shares of capital stock of Scudder Global Fund, Inc. which we have purchased on or before this date, were purchased for investment purposes with no present intention of redeeming or reselling them.

                                                 Very Truly Yours,

                                                 SCUDDER, STEVENS & CLARK LTD.

                                                 /s/ Daniel Pierce
                                                 -------------------------------
                                                 Managing Director